EXHIBIT 99.1

ANNUAL PROVIDER AGREEMENT

Effective this 16th day of April 2019 (“Effective Date”) and continuing unless terminated by a Party in accordance with Section 7, (the “Term”), eWellness Healthcare Corporation (“Provider”) agrees to be a Provider of Covered Services to Covered Persons for Unify Health Services, LLC a Florida limited liability company (“UHS”) based on the following terms:

1. PERFORMANCE OF SERVICES.

1.1. Upon receipt of a completed Schedule 1 form (“Authorization Form”) from UHS, Provider will perform medically necessary tele-physical or tele-occupational therapy, and/or related virtual Industry Services (collectively “Covered Services”) for a person who is eligible to receive Covered Services paid for by a UHS client (a “Covered Person”). “Industry Services” include but are not limited to worker’s compensation auto, and/or group health claims.

1.2. Provider will provide Covered Services to all Covered Persons referred to Provider by UHS in accordance with (a) prevailing professional standards, (b) UHS client’s requirements, and (c) all applicable federal, state and local laws, regulations and requirements. Provider agrees to carry out full length of care for any Covered Person even if Provider terminates this Agreement for any reason.

1.3. Provider shall only communicate regarding Covered Services or Covered Persons with UHS, Provider is welcome to communicate with physician regarding clinical care and or concerns. UHS request that any communication with physician be noted in clinical documentation and communicated with UHS. Provider shall not communicate with case manager or UHS’ client without written permission from UHS.

1.4. In the event any Covered Service is cancelled or rescheduled, Provider must provide notice to UHS.

1.5. Provider must complete progress notes and, if applicable, FCE summary form in a timely manner when providing any Covered Service.

2. PAYMENT.

2.1. Claim Submission. Provider shall submit a HCFA or invoice as applicable, either of which must itemize Covered Services per Covered Person and include applicable supporting documentation (a “Claim”) to UHS. Provider will not bill anyone other than UHS for any Covered Service referred to Provider by UHS. UHS will not pay any Claim submitted 90 days after the date of service or any service provided outside the scope of the Authorization Form.

1. Payment of Claims. Provider will be paid as provided in Schedule 2 within sixty (60) days of UHS’s receipt of HCFA or invoice from UHS’ provider. Provider must dispute payment in writing within sixty (60) days of receipt of the same from UHS or as by state law requires or else Provider waives and relinquishes the right to challenge the same in any way.

2. PROVIDER REPRESENTATIONS, INSURANCE AND INDEMNIFIACTION REQUIREMENTS.

2.1. Licensure and Credentialing. Provider is currently licensed and maintains all proper credentials to perform Covered Services. Provider has never been placed on probation or had any disruption in Provider’s licensure or credentials. Provider shall notify UHS in writing of any potential disruption in Provider’s licensure or credentials immediately upon Provider’s receipt of the same.

Provider’s Insurance Requirements. Provider at Provider’s sole cost and expense, will procure and maintain throughout the Term of this Agreement, comprehensive general liability insurance and professional liability insurance policies covering Provider and Provider’s Practitioners providing services under this Agreement, each in the minimum amounts of $1,000,000 per occurrence and $3,000,000 in the annual aggregate, and workers’ compensation insurance as required by law and if required to travel auto liability insurance of 1 million held by personal or company.

2.2. If Provider procures a “claims made” policy to meet the insurance requirements herein, Provider will either (a) continuously maintain such insurance until the expiration of at least seven years following termination of this Agreement, (b) or purchase “tail” coverage, effective upon termination of any such policy or upon termination of this Agreement, to provide coverage for at least seven years from the occurrence of the later of such events. Provider shall provide UHS with proof of such insurance coverage within five calendar days after written request for such by UHS. Provider shall also deliver to UHS notice of any policy cancellations or modifications not later than 15 days prior to the date they become effective.

Provider’s Indemnity. Provider covenants and agrees to protect, defend, indemnify, and hold harmless UHS, UHS’ clients, legal representatives, employees, agents, officers, trustees, affiliates, and assigns; any entity that owns, rents or operates the premises where Provider provides Covered Services for UHS under this agreement; and each of them from and against any claim, loss, damage, cost, expense, or liability, including but not limited to attorneys’ fees, arising out of or related to the performance or nonperformance by Provider of any obligations or services to be performed or provided by Provider under this Agreement and/or for any claim brought by a Covered Person that occurred at any location where Provider performed Covered Services.

3. INFORMATION AND RECORDS. Provider agrees to create and maintain as confidential all medical records for all Covered Services in accordance with federal, state or local laws including HIPAA requirements. UHS will have the right to inspect and audit, upon prior written notification at reasonable times during normal business hours, any of Provider’s medical records reasonably pertaining to Covered Persons referred to Provider by UHS.

4. HIPPAA BUSINESS ASSOCIATE REQUIREMENTS. UHS is a “Business Associate” of Provider who is a “Covered Entity” as those terms are defined in 45 CFR 160.103. Therefore, the Parties agree as follows:

4.1.	Catch-all definition. The following terms used in this Agreement shall have the same meaning as those terms in the HIPAA Rules: Breach, Data Aggregation, Designated Record Set, Disclosure, Health Care Operations, Individual, Minimum Necessary, Notice of Privacy Practices, Protected Health Information, Required By Law, Secretary, Security Incident, Subcontractor, Unsecured Protected Health Information, and Use.

4.2.	Obligations and Activities of UHS: UHS agrees to:

4.2.1.	Not use or disclose protected health information other than as permitted or required by the Agreement or as required by law;

4.2.2.	Use appropriate safeguards, and comply with Subpart C of 45 CFR Part 164 with respect to electronic protected health information, to prevent use or disclosure of protected health information other than as provided for by the Agreement;

4.2.3.	Report to Provider any use or disclosure of protected health information not provided for by the Agreement of which it becomes aware, including breaches of unsecured protected health information as required at 45 CFR 164.410, and any security incident of which it becomes aware;

4.2.4.	In accordance with 45 CFR 164.502(e)(1)(ii) and 164.308(b)(2), if applicable, ensure that any subcontractors that create, receive, maintain, or transmit protected health information on behalf of UHS agree to the same restrictions, conditions, and requirements that apply to UHS with respect to such information;

4.2.5.	Make available protected health information in a designated record sent to the Provider as necessary to satisfy Provider’s obligations under 45 CFR 164.524;

4.2.6.	Make any amendment(s) to protected health information in a designated record set as directed or agreed to by the Provider pursuant to 45 CFR 164.526, or take other measures as necessary to satisfy Provider’s obligations under 45 CFR 164.526;

4.2.7.	Maintain and make available the information required to provide an accounting of disclosures to the Provider as necessary to satisfy Provider’s obligations under 45 CFR 164.528;

4.2.8.	To the extent UHS is to carry out one or more of Provider’s obligation(s) under Subpart E of 45 CFR Part 164, comply with the requirements of Subpart E that apply to the Provider in the performance of such obligation(s); and

4.2.9.	Make its internal practices, books, and records available to the Secretary for purposes of determining compliance with the HIPAA Rules.

4.3.	Permitted Uses and Disclosures by UHS.

4.3.1.	UHS may only use or disclose protected health information to perform the services set forth in this Agreement.

4.3.2.	UHS may use or disclose protected health information as required by law.

4.3.3.	UHS agrees to make uses and disclosures and requests for protected health information consistent with Provider’s minimum necessary policies and procedures.

4.3.4.	UHS may not use or disclose protected health information in a manner that would violate Subpart E of 45 CFR Part 164 if done by Provider except for the specific uses and disclosures set forth below.

4.3.5.	UHS may use protected health information for the proper management and administration of UHS or to carry out the legal responsibilities of UHS.

4.4.	Provisions for Provider to Inform UHS of Privacy Practices and Restrictions.

4.4.1.	Provider shall notify UHS of any limitation(s) in the notice of privacy practices of Provider under 45 CFR 164.520, to the extent that such limitation may affect UHS’s use or disclosure of protected health information.

4.4.2.	Provider shall notify UHS of any changes in, or revocation of, the permission by an individual to use or disclose his or her protected health information, to the extent that such changes may affect UHS’s use or disclosure of protected health information.

4.4.3.	Provider shall notify UHS of any restriction on the use or disclosure of protected health information that Provider has agreed to or is required to abide by under 45 CFR 164.522, to the extent that such restriction may affect UHS’s use or disclosure of protected health information

4.5.	Obligations regarding Personal Health Information upon Termination. Upon termination of this Agreement for any reason, UHS shall destroy all protected health information received from Provider, or created, maintained, or received by business associate on behalf of covered entity, that the business associate still maintains in any form. UHS shall retain no copies of the protected health information.

5. Non-Solicitation. Provider agrees, that during the term of the Single Provider Agreement and, for (12) months from effective date, for any reason, that neither Provider nor any of its employees, representatives or agents will indirectly or directly solicit or provide documentation with the UHS exclusive onsite client, employee, employer, supervisor. Provider also understands any UHS referred case to subcontractor the subcontractor will not direct or indirect solicit UHS client and or provide recommendations, solutions or direct documentation to onsite client, employee, supervisor, employer for any reason without obtaining authorized written permission from UHS prior to with the exception to providing information directly to treating and or authorizing physician and UHS regarding referred Covered Services for Covered Persons.

6. Remedy Upon Breach. The Parties agree that the damages that would flow from a breach of paragraph 2 above are not readily ascertainable. Therefore, in the event of a breach by Provider of paragraph 1 specific to UHS exclusive clients, UHS may either (1) be awarded $50,000.as liquidated damages (“Liquidated Damages”) from Provider or (2) seek injunctive relief to stop the breach. The Parties agree that the Liquidated Damages is UHS’ sole remedy at law for damages against Provider for breach of paragraph 2 above. The Parties agree that Liquidated Damages are not grossly disproportionate to the damages reasonably expected to flow from Provider’s breach of this section and is only intended to induce full performance by Provider. If UHS chooses, in its sole discretion, to seek injunctive relief instead of Liquidated Damages, Provider further agrees that UHS shall be entitled to an appropriate temporary and permanent injunction to restrain Provider from further breach of paragraph 2 above. Parties agree that damage related to referred UHS client will include nonpayment for services rendered to subcontract and if UHS chooses, in its sole discretion, to seek injunctive relief and or liquidated damages.

7. TERMINATION. Except as stated below, either Party may terminate this Agreement with or without cause upon at least 30 days written notice. In the event (a) that Provider has or may expose any Covered Person to injury or substandard care, (b) Provider may harm UHS’ business relationship with any UHS client, or (c) there is a change in any law or regulation that poses an unreasonable risk of liability to UHS, UHS, in its sole and absolute discretion may terminate this Agreement immediately by delivering written notification of the same to Provider.

8. MICELLANEOUS.

8.1. Confidential. Each Party agrees to keep the terms of this Agreement, especially the Fee Schedule confidential. Provider agrees that during the term of this agreement if performing offsite services on behalf of Unify you will keep your business name, email address, phone number confidential and will not share with patient, client, customer any marketing collateral independently made exercises, stretches or others not provided by Unify Health Services or other information specific to business name and or personal information specific to phone address and email and or other without receiving permission from Unify Health Services,

8.2. Equal Opportunity. Provider and UHS agree to provide or arrange for the provision of Covered Services to Covered Persons without discrimination of any kind including but not limited to discrimination on the basis of age, sex, race, national origin, marital status, sexual orientation, mental or physical disability, diagnosis, disease, reimbursement amount or method of payment, or in other manner which would constitute a violation of law.

8.3. Amendment. No amendment to this Agreement will be valid and/or binding unless it is in writing and signed by both Parties. Notwithstanding the foregoing the Parties acknowledge and agree that UHS may, in its sole and absolute discretion, modify or amend its policies and procedures.

8.4. Assignment. This Agreement may not be assigned without the written consent of the other Party, which consent may be withheld for any reason.

8.5. Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain enforceable and the invalid, illegal or unenforceable provisions shall be modified to the minimum extent possible so as to be enforceable and shall be enforced.

8.6. Controlling Law and Venue. This Agreement shall be construed in accordance with the laws of Florida. Each Party agrees that venue for any suit shall only be appropriate in Duval County, Florida and hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of Florida sitting in Duval County, for any actions, suits or proceedings arising out of or relating to this Agreement.

8.7. Notices. All notices to be given under this Agreement shall be in writing and sent by email containing a “Request for Receipt of This Message”. Addresses for notice shall be as shown in the signature line.

8.8. Counterparts. This Agreement may be executed in one or more counterparts with PDF or facsimile signatures constituting the same as an original.

8.9. Cyber Security. Unify Health services will not assume any of the software and or cyber breaches of our provider partners. All providers are required to hold and provide proof that they have contracted cyber security.

(Signatures on Following Page)

Unify Health Services, LLC

By:	Kelly Ingram-Mitchell
Kelly Ingram-Mitchell

as authorized representative

12276 San Jose Blvd Suite 724

Jacksonville, FL 32223

Phone: 888-314-5571

Fax: 904-518-3731

Email: lana@unifyhs.com

Provider: eWellness Healthcare Corp.

By:	Darwin Fogt
Darwin Fogt, MPT and CEO

Address: 11825 Major St., Culver City, CA 90230

Phone: (855) 470-1700

Fax:

Email: dfogt@phzio.com

Tax ID No.: 90-1073143

Organization	Role
Unify	Unify is the lead point of contact between the carrier/payer and any providers. In the event of Phzio services being ordered or requested a referral will be created by Unify to Phzio USA at the prices defined in this agreement.

Provider Network	Unify has already established an existing provider network. This network will continue to be utilized for any in clinic evaluations, assessments or treatments. Further, for patients scheduled for TeleRehab Compliance Monitoring, the attending PT (clinic or Phzio USA) will define the therapeutic exercises and activities for the patient member and this PT will also receive any communications/feedback from the patient member during the course of treatment.

Phzio USA (PU)	Phzio USA will facilitate the delivery and ongoing management for any virtual physical therapy services. PU will also collaborate with Unify and Provider Network resources to ensure the successful planning and role out of prescribed TeleRehab services.

Licensure	Phzio will employ licensed Physical Therapists in each of the States with a governing body. A Physical Therapist must be licensed in the State jurisdiction of the patient receiving the care.

Cross border treatments

Tele-Rehab treatments cannot be performed across licensed jurisdictions unless the episode of care was initiated by a PT that is licensed within the State where care was initiated and the circumstances are such that the patient is outside of the State and needs to continue treatments.

Further, licensure compacts are in the process of being expanded to approximately 22 US States and will expand the reach of PTs licensed within these jurisdictions to participating compact States.

Supported Languages	The Phzio Platform user interfaces will be available in Spanish, French and English. Voiceover content for therapeutic video content will also be available in Spanish, French and English

Co-Pays	When applicable, Phzio will charge patients a specified co-pay amount. This will be an internet-based ecommerce transactions and cleared through Braintree or Paypal.

Patients requiring “Hands- On” evaluations	Phzio will refer to Unify’s existing provider networks for Patients to receive a hands-on evaluation if deemed appropriate by the PT during a virtual triage session. Post this evaluation the Patient will have the option to continue treatment via a tele-rehabilitation model.

SCHEDULE 1

FEE SCHEDULE

TeleRehab Evaluations	A PT licensed within the jurisdiction of the the patient member will perform a virtual triage and assessment designed to identify subjective and objective measures and develop a plan of care for the intervention. If during the initial triage of the patient member it is deemed the patient will need to be evaluated in-person at a clinic, Phzio will refer the patient to a predefined clinic within the Unify network.		$75/Evaluation

TeleRehab Live Monitored Therapy Programs

A PT licensed within the jurisdiction of the patient member will remotely monitor the patient performing their therapeutic program and provide real-time feedback, guidance and apply any modifications to the therapy program deemed appropriate. This will also cover asynchronous patient and PT video messaging that is included within the features of the Phzio platform.

$55/treatment

	●	Therapeutic Exercise Program

	●	Patient technical support

	●	Pre-approved sessions monitored by a Licensed PT to ensure proper form and injury prevention

	●	Reporting on patient progress